Exhibit 10.11.1

INTRACOASTAL POINTE OFFICE BUILDING
AMENDMENT TO OFFICE LEASE

This Amendment to Office Lease Agreement made and entered in to this 13th day of August, 2020 by and between Quentin Partners Co. as Agent for Intracoastal Pointe, Inc. (both Florida corporations), as "Landlord;" and Dyadic International, Inc., as "Tenant."

WITNESSETH

WHEREAS, Landlord and Tenant entered into that Office Lease dated December 30, 2010, and the subsequent Amendments; relative to the Leased Premises set forth therein. Premises currently consist of Suite 404 and 405 (4,872 ± s.f.); and

WHEREAS, Tenant now desires to extend the term of the lease by twelve months until August 31, 2021. Tenant will stop leasing Suite 404 (2,794 ± s.f.) as of August 31, 2020 and keep Suite 405 (2,078 ± s.f.); and

TERM: Term will begin on September 1, 2020 and end on August 31, 2021 (unless otherwise terminated as provided in the Lease).

TOTAL RENT FOR SUITE 405 (2,078 ± s.f.):

9/01/20-8/31/21: $13.50 per square foot; $28,053.00 / year; $2,337.75 t month*

*All rates plus CAM (which shall never be less than $9.50 psf) plus sales tax (currently at 6.5%).

PREMISES: Landlord will deliver premises in an "as is" condition other than sealing off the connection between Suites 404 and 405.

During the Term, Tenant shall use the number Suite "404". Tenant shall be responsible for all expense related to the adjustment of Suite numbers.

Except as set forth herein, all other terms, conditions, provisions and requirements of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

LANDLORD: QUENTIN PARTNERS CO. As Agent for: Intracoastal Pointe Inc.	TENANT: DYADIC INTERNATIONAL, INC>
/s/ James Q Riordan, Jr	/s/ Mark Emalfarb
By: James Q Riordan, Jr., President	By: Mark Emalfarb, CEO

witness	WITNESS:
/s/ Sharon L Wood	/s/ Kayleigh Sternberg
Sharon Wood